Exhibit 32.1

Certification Pursuant to

18 U.S.C. Section 1350

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Proteostasis Therapeutics, Inc. (the “Company”) for the year ended December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of her knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 14, 2018	/s/ Meenu Chhabra
Meenu Chhabra
President and Chief Executive Officer (Principal Executive Officer)

In connection with the Annual Report on Form 10-K of Proteostasis Therapeutics, Inc. (the “Company”) for the year ended December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 14, 2018	/s/ Helen M. Boudreau
Helen M. Boudreau
Vice President of Finance, Controller and Assistant Treasurer (Principal Financial Officer and Principal Accounting Officer)